Exhibit 10.79

By Hand

April 22, 2015

Dr. Geoffrey F. Cox

480 Beacon St., #1

Boston, MA 02115

Dear

Geoff:

Re:	Employment Agreement Amendment

Further to our recent discussions, this letter confirms our agreement to amend your Employment Agreement dated October 23, 2014 (the “Employment Agreement”).

Article 1.1 of your Employment Agreement currently provides for a 6 month term, ending on April 22, 2015. We agree to amend Article 1.1 of your Employment Agreement to replace 6 months with 12 months.

Except as and only to the extent amended by this letter, your Employment Agreement will continue to apply to your employment with QLT Inc. and all remaining terms of the Employment Agreement will remain unchanged.

Please confirm your agreement to this amendment to your Employment Agreement by signing where indicated below and returning to us a copy of this letter.

If you have any questions, please contact me. Yours truly.

QLT

INC.

/s/ Jeffrey Meckler	April 22, 2015
Mr. Jeffrey Meckler
Director

I confirm that I have agreed to the amendments to my Employment Agreement dated October 23, 2014 as set out above.

/s/ Dr. Geoffrey F. Cox	April 22, 2015
Dr. Geoffrey F. Cox